UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K/A
(Amendment No. 1)
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 29, 2025
________________________________________________________
QT IMAGING HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)
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Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Amendment No. 1 to Current Report on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K of QT Imaging Holdings, Inc. (the “Company”), filed on August 28, 2025 (the “Original Report”), in which the Company reported, among other events, the resignation of the Company’s Chief Financial Officer.

This Amendment No. 1 is being filed is being filed to include the (a) Separation Agreement and Release by and between the Company and Anastas Budagov and (b) Consulting Agreement by and between the same parties.

This Amendment No. 1 does not amend any other item of the Original Report or purport to provide an update or discussion of any developments at the Company subsequent to the filing date of the Original Report. The information previously reported in or filed with the Original Report is hereby incorporated by reference into this Amendment No. 1.

Item 5.02    Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Officer
On August 22, 2025, Anastas Budagov informed the board of directors (the “Board”) of the Company that he is resigning from his position as Chief Financial Officer, effective as of August 29, 2025. As this is not a resignation for which he is entitled to severance pursuant to his employment agreement with the Company, as previously disclosed by the Company, Mr. Budagov will not be receiving any severance. However, in connection with Mr. Budagov’s resignation, the Company and Mr. Budagov negotiated a separation and release agreement (the “Separation and Release Agreement”) pursuant to which Mr. Budagov will receive a payment of $150,000 in lieu of severance and will provide in exchange a release of all claims against the Company.

Additionally, pursuant to the Separation and Release Agreement, the Company has agreed, pursuant to a consulting agreement (the “Consulting Agreement”), to engage Mr. Budagov, and Mr. Budagov has agreed to serve, as an advisor to the Company from August 29, 2025, through November 15, 2025, unless the engagement period is extended in writing by the parties or terminated earlier pursuant to the terms of the Consulting Agreement.

The Consulting Agreement provides that the Company will pay Mr. Budagov an hourly fee of $180.00 (payable monthly in arrears, within 30 days following receipt by the Company of an invoice detailing hours), with a cap of $20,000.00 in the aggregate, and that the Company may increase or decrease the aggregate cap by providing a prior written notice to Mr. Budagov. The Consulting Agreement also provides that unless adjusted by the Company with prior written notice, that Mr. Budagov is not expected to work in excess of ten (10) hours weekly. Mr. Budagov’s outstanding option grants will continue to vest pursuant to their terms over the term of the Consulting Agreement.

The foregoing description is qualified in its entirety by reference to the Separation and Release Agreement and the Consulting Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Item

10.1	Separation and Release Agreement, dated as of August 29, 2025, by and between QT Imaging Holdings, Inc. and Anastas Budagov.

10.2	Consulting Agreement, dated as of August 29, 2025, by and between QT Imaging Holdings, Inc. and Anastas Budagov (included in Exhibit 10.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 2, 2025
		By:	/s/ Raluca Dinu
		Name:	Raluca Dinu
		Title:	Chief Executive Officer